UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2020

Vitality Biopharma, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53832	75-3268988
(Commission File Number)	(IRS Employer Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

530-231-7800

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered*:
Common Stock	VBIO	-

*The Company’s common stock trades with limited liquidity on the grey market. Grey market stocks are not traded or quoted on an exchange or inter-dealer quotation system, but are reported by broker-dealers to their self-regulatory organization who, in turn, distribute the trade data to market data vendors and financial websites.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2020, Dr. Anthony Maida, a member of the Board of Directors (the “Board”) of Vitality Biopharma, Inc. (the “Company”) and Chairperson of the Audit Committee of the Board, resigned from the Board, effective immediately. Dr. Maida’s decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practice. Richard Celeste, a member of the Board, will serve as Chairperson of the Audit Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2020

VITALITY BIOPHARMA, INC.

By:	/s/ Michael Cavanaugh
Michael Cavanaugh
Chief Executive Officer

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